Exhibit 1.2

HECLA MINING COMPANY

FIRST AMENDMENT TO EQUITY DISTRIBUTION AGREEMENT

February 15, 2024

BMO Capital Markets Corp.	Scotia Capital (USA) Inc.
151 W. 42nd Street, 32nd Floor	250 Vesey Street, 24th Floor
New York City, New York 10036	New York, New York 10281

BofA Securities, Inc.	B. Riley Securities, Inc.
1 Bryant Park Tower	299 Park Avenue, 21st Floor
New York, New York 10036	New York, New York 10171

Canaccord Genuity LLC	Cantor Fitzgerald & Co. Inc.
99 High Street, 12th Floor	499 Park Avenue
Boston, MA 02110	New York, New York 10022

CIBC World Markets Corp.	Credit Suisse Securities (USA) LLC
300 Madison Avenue, 5th Floor	11 Madison Avenue
New York, New York 10017	New York, New York 10010

Goldman Sachs & Co. LLC	H.C. Wainwright & Co., LLC
200 West Street	430 Park Avenue
New York, New York 10282	New York, New York 10022

J.P. Morgan Securities LLC	RBC Capital Markets, LLC
383 Madison Avenue, 6th Floor	200 Vesey Street, 8th Floor
New York, New York 10179	New York, New York 10281

Roth Capital Partners, LLC	UBS Securities LLC
888 San Clemente Drive, Suite 400	1285 Avenue of the Americas
Newport Beach, CA 92660	New York, New York 10019

THIS FIRST AMENDMENT TO EQUITY DISTRIBUTION AGREEMENT (this “Amendment”) is entered into by and among Hecla Mining Company, a Delaware corporation (the “Company”), and BMO Capital Markets Corp., Scotia Capital (USA) Inc., BofA Securities, Inc., B. Riley Securities, Inc., Canaccord Genuity LLC, Cantor Fitzgerald & Co. Inc., CIBC World Markets Corp., Goldman Sachs & Co. LLC, H.C. Wainwright & Co., LLC, J.P. Morgan Securities LLC, RBC Capital Markets, LLC, Roth Capital Partners, LLC and, solely for purposes of Section 8(j) of the Agreement (as defined below), Credit Suisse Securities (USA) LLC (collectively, the “Original Agents”), and UBS Securities LLC (collectively, with the Company and the Original Agents, the “Parties”) to amend that certain Equity Distribution Agreement, dated as of February 18, 2021 (the “Agreement”), by and among the Company and the Original Agents, with respect to the issuance and sale from time to time of up to 60,000,000 shares of the Company’s common

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stock, $0.25 par value per share. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

WHEREAS, on February 15, 2024, by the giving of that certain Notice of Termination of Agent (the “Notice of Termination”), Credit Suisse Securities (USA) LLC exercised it right, in accordance with Section 6(b) of the Agreement, to terminate the Agreement as to itself, effective as of the close of business on Thursday, February 15, 2024 (the “Effective Date”); and

WHEREAS, in connection with the termination of the Agreement as to Credit Suisse Securities (USA) LLC, the Parties desire to amend the Agreement to (i) remove Credit Suisse Securities (USA) LLC as an Agent thereunder, (ii) join UBS Securities LLC as an Agent thereunder and (iii) modify certain provisions set forth therein, in each case, effective as of the Effective Date.

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:

1.
Amendments to the Agreement. Effective as of the Effective Date, the Agreement is hereby amended as follows:
(a)
The name and address of Credit Suisse Securities (USA) LLC set forth on page 1 of the Agreement is hereby deleted in its entirety.
(b)
Page 1 of the Agreement is hereby amended to add the name and address of UBS Securities LLC, immediately below the name and address of RBC Capital Markets, LLC, as follows:

UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

(c)
The definitions of the terms “Agent” and “Agents” set forth on page 1 of the Agreement are hereby amended and restated in their entirety as follows:

BMO Capital Markets Corp., Scotia Capital (USA) Inc., BofA Securities, Inc., B. Riley Securities, Inc., Canaccord Genuity LLC, Cantor Fitzgerald & Co. Inc., CIBC World Markets Corp., Goldman Sachs & Co. LLC, H.C. Wainwright & Co., LLC, J.P. Morgan Securities LLC, RBC Capital Markets, LLC, Roth Capital Partners, LLC, and UBS Securities LLC (collectively, the “Agents” and each individually, an “Agent”)

(d)
Section 8(a) of the Agreement is hereby amended and restated in its entirety as follows:

(a) Notices. Notices given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed, delivered or sent by email transmission (i) if to the Company, at the office of the Company, 6500 North Mineral

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Drive, Suite 200, Coeur d’Alene, Idaho 83815-9408, Attention: Chief Executive Officer, Email: dsienko@hecla.com, with a copy at the same address to the attention of the General Counsel, (ii) if to any Agent, at the address of such Agent set forth in Schedule 4 hereto. Any such notice shall be effective only upon receipt. Any notice under Section 1 may be made by telephone, but if so made shall be subsequently confirmed in writing (which, with respect to the Agency Transactions contemplated by Section 1 only, may include, in the case of the Agents, electronic mail to any Authorized Company Representative, and in the case of the Company, electronic mail to the Agents).

(e)
The contact information of Credit Suisse Securities (USA) LLC set forth on Schedule 4 of the Agreement hereby deleted in its entirety.
(f)
Schedule 4 of the Agreement is hereby amended to add the contact information for UBS Securities LLC, immediately below the contact information for Roth Capital Partners, LLC, as follows:

UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

Attention: Equity Syndicate

Email: jesse.o-neill@ubs.com

2.
Full Force and Effect; No Other Amendments; References to the Agreement. Except as expressly set forth in this Amendment, all of the representations, warranties, terms, covenants, conditions and other provisions of the Agreement (including the indemnification, contribution and reimbursement provisions) shall continue in full force and effect in accordance with their respective terms. The amendments set forth herein shall be limited precisely as provided for herein to the provisions expressly amended hereby and shall not be deemed to be an amendment to, waiver of, consent to or modification of any other term or provision of the Agreement. All references to the Agreement in the Agreement or in any other document executed or delivered in connection therewith shall, from and after the date hereof, be deemed a reference to the Agreement as amended by this Amendment.
3.
Joinder. UBS Securities LLC hereby agrees, effective as of Effective Date, to become a party to the Agreement and for all purposes of the Agreement to be included within the defined terms “Agent” and “Agents” (as defined in the Agreement). By execution and delivery of this Amendment, UBS Securities LLC hereby agrees, effective as of the Effective Date, (i) to be bound by the terms, provisions and agreements of the Agreement as an Agent thereunder, (ii) to make and be bound by all representations, warranties, covenants and acknowledgements of, or attributable to, the Agents under the Agreement, as fully as if UBS Securities LLC had executed and delivered the Agreement as of the date thereof, and (iii) to perform all obligations and duties required of an Agent under the Agreement. The obligations of the Agents assumed by UBS Securities LLC under this Amendment shall be several, and not joint, and UBS Securities LLC shall be not be liable for the acts or omissions of any other Agent under the Agreement. For purposes of this Section 3, all references to the Agreement shall be deemed a reference to the Agreement as amended by this Amendment.

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4.
Wavier of Notice Rights. With respect to the Notice of Termination, the Company and each Original Agent hereby waives its right pursuant to Section 8(a) of the Agreement to receive all notices by mail or hand delivery. The Parties acknowledge that such waiver shall not operate or be construed as a waiver of any other provision of the Agreement or any subsequent breach of the Agreement.
5.
Governing Law. THIS AMENDMENT AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING UNDER OR RELATED TO THIS AMENDMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. Each Party hereto hereby irrevocably submits for purposes of any action arising from this Amendment brought by any other Party hereto to the jurisdiction of the courts of New York State located in the Borough of Manhattan and the U.S. District Court for the Southern District of New York.
6.
Headings. The headings herein are inserted for convenience only and are not included to be part of, or to affect the meaning or interpretation of, this Amendment.
7.
Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile or electronic mail (including, without limitation, “pdf”, “tif” or “jpg”) and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and any certificate, agreement or other document to be signed in connection with this Amendment shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. For the purpose of this Section 6, “Electronic Signature” means any electronic symbol or process (including, without limitation, DocuSign and AdobeSign) attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

(Signature Pages Follow)

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IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be duly executed and delivered by its proper and duly authorized officer(s) as of the date first set forth above.

HECLA MINING COMPANY

By: /s/ David C. Sienko

Name: David C. Sienko

Title: Vice President and General Counsel

First Amendment to Equity Distribution Agreement

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BMO CAPITAL MARKETS CORP.

By: /s/ Brad Pavelka

Name: Brad Pavelka

Title: Managing Director

SCOTIA CAPITAL (USA) INC.

By: /s/ John Cronin

Name: John Cronin

Title: Managing Director

BOFA SECURITIES, INC.

By: /s/ Christine Roemer

Name: Christine Roemer

Title: Managing Director

B. RILEY SECURITIES, INC.

By: /s/ Patrice McNicoll

Name: Patrice McNicoll

Title: SMD, Co-Head of Investment Banking

CANACCORD GENUITY LLC

By: /s/ Jennifer Pardi

Name: Jennifer Pardi

Title: Managing Director

CANTOR FITZGERALD & CO. INC.

By: /s/ Sage Kelly

Name: Sage Kelly

Title:

First Amendment to Equity Distribution Agreement

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CIBC WORLD MARKETS CORP.

By: /s/ Eric Reuther

Name: Eric Reuther

Title: Managing Director

GOLDMAN SACHS & CO. LLC

By: /s/ Charles Park

Name: Charles Park

Title: Managing Director

H.C. WAINWRIGHT & CO., LLC

By: /s/ Edward D. Silvera

Name: Edward D. Silvera

Title: Chief Operating Officer

J.P. MORGAN SECURITIES LLC

By: /s/ Sanjeet Dewal

Name: Sanjeet Dewal

Title: Managing Director

RBC CAPITAL MARKETS, LLC

By: /s/ Michael Ventura

Name: Michael Ventura

Title: Managing Director, ECM

ROTH CAPITAL PARTNERS, LLC

By: /s/ J. Barry

Name: J. Barry

Title: Managing Director

First Amendment to Equity Distribution Agreement

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UBS SECURITIES LLC

By: /s/ Christopher Siska

Name: Christopher Siska

Title: Managing Director

By: /s/ Jesse O’Neill

Name: Jesse O’Neill

Title: Executive Director

FOR PURPOSES OF SECTION 8(j) OF THE AGREEMENT ONLY:

CREDIT SUISSE SECURITIES (USA) LLC

By: /s/ Robert D’Addario

Name: Robert D’Addario

Title: Director

First Amendment to Equity Distribution Agreement

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" 113698.0229078 DMS 305505761v10" "" 113698.0229078 DMS 305505761v10